Calculation of Filing Fee Tables
S-8
Kennedy-Wilson Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.0001 per share, to be issued under Kennedy-Wilson Holdings, Inc. Second Amended and Restated 2009 Equity Participation Plan	Other	8,750,000	$ 6.61	$ 57,837,500.00	0.0001531	$ 8,854.92
Total Offering Amounts:						$ 57,837,500.00		$ 8,854.92
Total Fee Offsets:								$ 8,854.92
Net Fee Due:								$ 0.00
Offering Note
[1]	(1) Represents: (i) 3,400,000 additional shares of common stock, par value $0.0001 per share ("Common Stock"), of Kennedy-Wilson Holdings, Inc. (the "Company") available for issuance pursuant to awards that may be granted under the Kennedy-Wilson Holdings, Inc. Second Amended and Restated 2009 Equity Participation Plan, as amended (the "Plan") pursuant to the Third Amendment to the Plan, and (ii) 5,350,000 additional shares of Common Stock that, in accordance with the terms of the Plan, may become available for issuance to the extent that awards granted under the Plan (in whole or in part) are forfeited, expire or are settled in cash or to the extent that shares of Common Stock subject to awards under the Plan are tendered by the holder or withheld by the Company to satisfy tax withholding obligations with respect to such awards. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that may from time to time be offered or issued under the Plan to prevent dilution resulting from stock splits, stock dividends, share combinations or similar recapitalizations or transactions. (2) Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Company's shares of Common Stock as reported on the New York Stock Exchange on June 9, 2025, which date is within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	Kennedy-Wilson Holdings, Inc.	S-8	333-265515	06/10/2022		$ 8,854.92	Equity	Common stock, par value $0.0001 per share, to be issued under Kennedy-Wilson Holdings, Inc. Second Amended and Restated 2009 Equity Participation Plan		$ 169,447,455.80
Fee Offset Sources		Kennedy-Wilson Holdings, Inc.	S-3	333-264756		05/06/2022						$ 8,854.92
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	(3) On May 6, 2022, the Registrant filed a Registration Statement on Form S-3ASR (Registration No. 333-264756) (the "Prior Registration Statement") and, in accordance with Rules 456(b) and 457(r) under the Securities Act, deferred payment of the entire registration fee. On May 6, 2022, the Registrant filed a prospectus supplement to the Prior Registration Statement and paid a fee of $18,540.00 related to $200,000,000 of the Registrant's Common Stock. Offerings under the Prior Registration Statement were completed and the Prior Registration Statement expired. At the time of expiration, shares of Common Stock representing an aggregate offering amount of $169,447,455.80 remained unsold. As a result, a filing fee offset of $15,707.77 is available to offset the current filing fee. The Registrant is offsetting the filing fee due under this Registration Statement by $8,854.92, with $6,852.85 remaining to be applied to future filings from this fee offset source.